Registration No. 33-
                                                              -----------
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington,D.C. 20549
                          -------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                          -------------------------

                      DELPHI INFORMATION SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

               Delaware                                     77-0021975
     (State or other jurisdiction                        (I.R.S. Employer
    of incorporation or organization)                      Identification No.)

                       3501 Algonquin Road, Suite 500
                      Rolling Meadows, Illinois  60008
         (Address of principal executive offices including zip code)

                      DELPHI INFORMATION SYSTEMS, INC.
                          1996 STOCK INCENTIVE PLAN
                          (Full title of the plan)

               JAMES A. HARSCH, Vice President, Administration
                      Delphi Information Systems, Inc.
                       3501 Algonquin Road, Suite 500
                      Rolling Meadows, Illinois  60008
                                (847)506-3100
          (Name, address and telephone number, including area code,
                            of agent for service)
                        -----------------------------

                        Copies of communications to:
                         W. BRINKLEY DICKERSON, JR.
                            Schiff Hardin & Waite
                              7200 Sears Tower
                        Chicago, Illinois  60606-6473
                               (312) 876-1000

                       CALCULATION OF REGISTRATION FEE
   ======================================================================
                                    Proposed       Proposed
       Title of                      maximum       maximum
      securities       Amount       offering      aggregate       Amount of
        to be           to be       price per      offering     registration
      registered     registered       share         price            fee
    -----------     ------------   ----------   -------------  ------------

    Common Stock,
    par value
    $.10 per share  6,000,000      $1.03125(1)  $6,187,500(1)      $1,875
                    shares
   ======================================================================

   (1) In accordance with Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on March 10, 1997.

                                   PART II

   ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents heretofore filed by Delphi Information Systems, Inc. (the "Company") with the Securities and Exchange
   Commission (the "Commission") are incorporated herein by reference:

        (1) Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Form 10-K405/A filed on July
             29,1996;

        (2) Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 1996; and

        (3) The description of the Company's Common Stock, par value $.10 per share, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendments and reports filed for the purpose of updating that description.

        All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Delphi Information Systems, Inc. 1996 Stock Incentive Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

   ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify its directors, officers, employees and agents against liability arising out of their respective capacities as directors, officers, employees or agents. Article XI of the Company's Certificate of Incorporation provides for the limitation of personal liability of the directors of the Company as follows:

                                 ARTICLE XI

                                   * * * *

             A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders,
        (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
        Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit. This Article XI shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article becomes effective.

        Article VII of the Company's Bylaws provides that the Company shall indemnify any person who is serving as a director, officer, employee or agent of the Company or of another entity at the request of the Company against judgments, fines, settlements and other expenses incurred in such capacity if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In the event of an action or suit by or in the right of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        The Company has entered into indemnification agreements with its directors that would require the Company, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director for claims that arise because of his capacity as a director.

   ITEM 8.  EXHIBITS.

        *4.1  Certificate of Incorporation, as amended.

         4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement No. 33-14501 on Form S-1 effective July 1, 1987).

        *4.3  Delphi Information Systems, Inc. 1996 Stock Incentive Plan.

        *5    Opinion of Schiff Hardin & Waite.

         23.1 Consent of Schiff Hardin & Waite (included in its opinion filed as Exhibit 5 hereto).

        *23.2 Consent of Arthur Andersen LLP.

         24   Power of Attorney.  See page II-4 of this Registration
              Statement.
   -----------------------
        *Filed herewith.

   ITEM 9.  UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
        (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on this 7th day of February 1997.

                            DELPHI INFORMATION SYSTEMS, INC.

                            By:   JAMES A. HARSCH
                               -----------------------------------------
                               James A. Harsch
                               Vice President, Administration
                               and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                              POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Joseph Oddo and James A. Harsch, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and to file the same (with exhibits and schedules thereto) and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature               Title                 Date
         ---------               -----                 ----

    YUVAL ALMOG           Director, Chairman     February 7, 1997
    -------------------   of the Board
       (Yuval Almog)

    JOSEPH J. ODDO        Director, Chairman     February 7, 1997
    -------------------   of the Executive
      (Joseph J. Oddo)    Committee of the
                          Board (Acting
                          Principal Executive
                          Officer)
    JAMES A. HARSCH       Vice President,        February 7, 1997
    -------------------   Administration
     (James A. Harsch)    and Chief Financial
                          Officer (Principal
                          Financial and
                          Accounting Officer)

    WILLIAM R. BAUMEL     Director               February 7, 1997
    -------------------
    (William R. Baumel)

                          Director
    -------------------
    (M. Denis Connaghan)

    LARRY G. GERDES       Director               February 7, 1997
    -------------------
     (Larry G. Gerdes)

                                EXHIBIT INDEX


                                                    Page Number In
     Exhibit                                         Sequentially
      Number                Description             Numbered Copy
      ------                -----------             -------------


       *4.1     Certificate of Incorporation, as
                amended.

       4.2      Bylaws of the Company, as amended
                (incorporated by reference to
                Exhibit 3.2 to the Company's
                Registration Statement No. 33-14501
                on Form S-1 effective July 1,
                1987).
       *4.3     Delphi Information Systems, Inc.
                1996 Stock Incentive Plan.

        *5      Opinion of Schiff Hardin & Waite.
       23.1     Consent of Schiff Hardin & Waite
                (included in its opinion filed as
                Exhibit 5 hereto).

      *23.2     Consent of Arthur Andersen LLP.

        24      Power of Attorney.  See page II-4
                of this Registration Statement.

   ---------------------
   * Filed herewith.